Registration No. 333-_____


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      AMERICAN MOBILE SATELLITE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                         (State or other jurisdiction of
                         incorporation or organization)

                                   93-0976127
                      (IRS employer identification number)

                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                            ------------------------
                      American Mobile Satellite Corporation
               1999 Stock Option Plan for Non-employee Directors
                            (Full title of the Plan)
                            ------------------------

                                 Randy S. Segal
              Senior Vice President, General Counsel and Secretary
                      American Mobile Satellite Corporation
                            10802 Parkridge Boulevard
                           Reston, Virginia 20191-5416
                                 (703) 758-6000
            (Name, address and telephone number of Agent for Service)
                            ------------------------

                         CALCULATION OF REGISTRATION FEE

                                                 Amount           Proposed Maximum       Proposed Maximum       Amount of
           Title of securities                    to be            Offering Price       Aggregate Offering     Registration
             to be registered                Registered (1)        per Share (2)            Price (2)              Fee

              Common Stock                       50,000               $13.3125               $665,625             $185.04

==========================================  =================  ====================== ======================  ==============

(1) With respect to the Plan, an additional 50,000 shares of the registrant's common stock were registered on the registrant's registration statement on Form S-8 (File No. 33-91714).

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I have been and/or will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this registration statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This registration statement registers additional shares of Common Stock of American Mobile Satellite Corporation (the "Company") for which a registration statement on Form S-8 relating to the Company's Stock Option Plan for Non-employee Directors is effective. This registration statement hereby incorporates by reference the contents of such earlier registration statement on Form S-8 (File No.
33-91714).

Item 3.           Incorporation of Documents by Reference.

         The Company hereby incorporates by reference into this registration statement the following documents filed by it with the Commission:

         (a)  The  Company's  Registration  Statement  on  Form  S-8  (File  No.
              33-91714);

         (b) The Company's annual report on Form 10-K for the year ended December 31, 1998;

         (c) The Company's quarterly report on Form 10-Q for the quarter ended March 31, 1999;

         (d) The Company's quarterly report on Form 10-Q for the quarter ended June 30, 1999;

         (e) The Company's current report on Form 8-K dated June 7, 1999 and filed with the Commission on June 9, 1999;

         (f) The Company's current report on Form 8-K dated July 9, 199 and filed with the Commission on July 9, 1999;

         (g) The Company's current report on Form 8-K dated July 23, 1999 and filed with the Commission on July 26, 1999;

         (h) The Company's current report on Form 8-K dated October 5, 1999 and filed with the Commission on October 6, 1999; and

         (i) The description of the Company's common stock, par value $.01 per share ("Common Stock"), contained in the Company's registration statement on Form 8-A, dated December 9, 1993 and on Form 8-A/A, dated December 13, 1993.

         In addition, all documents and reports filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.           Description of Securities.

         A description of the Company's Common Stock is incorporated by reference under Item 3.

Item 5.           Interests of Named Experts and Counsel.

         The legal opinion with respect to the legality of the shares of Common Stock being registered hereby, which opinion is being filed as Exhibit 5 to this registration statement, is being provided by Randy S. Segal, Senior Vice President, General Counsel and Secretary of the Company. Ms. Segal owns 163,032 shares of common stock. Her ownership also includes shares issuable upon the exercise of options granted under the Company's Stock Option Plan which options are vested and exercisable, or which may be vested and exercisable within sixty
(60) days of the date of this registration statement.


Item 6.           Indemnification of Directors and Officers.

         The Company's Bylaws provide that the Company will indemnify its directors and officers to the fullest extent permitted by Delaware law. The Company may be required to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

         In addition, the Company's Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty of care to the corporation and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws.

         At present, there is no pending litigation or proceeding involving an officer or director of the Company as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any officer or director.

Item 7.           Exemption from Registration Claimed.

         Not applicable.

Item 8.                    Exhibits.

Exhibit Number                      Description

4.1 Restated Certificate of Incorporation of the Company (as restated effective September 7, 1999) (filed herewith).

4.2 Amended and Restated Bylaws of the Company (as amended and restated effective September 23, 1999) (filed herewith).

4.3                 Specimen  of  Common  Stock   Certificate   of  the  Company
                    (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S-1 (File No. 33-70468)).

4.4 American Mobile Satellite Corporation 1999 Stock Option Plan for Non- Employee Directors (filed herewith).

4.5 Form of Non-employee Director Stock Option Agreement (filed herewith).

5                   Opinion of Randy S. Segal,  Senior Vice  President,  General
                    Counsel  and  Secretary,   regarding  the  legality  of  the
                    securities being registered.

23.1                Consent of Randy S. Segal (included in Exhibit 5).

23.2                Consent  of  Arthur   Andersen   LLP,   independent   public
                    accountants.

23.3                Consent   of  KPMG   LLP,   independent   certified   public
                    accountants.

24                  Powers of Attorney (included on the signature pages hereof).



Item 9.                    Undertakings.

         The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales
                  are   being  made,   a   post-effective   amendment   to  this
                  registration statement:

                               (i)  To  include  any   prospectus  required   by
                  Section 10(a)(3) of the Securities Act;

                               (ii) To reflect in  the  prospectus  any facts or
                  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                           provided,  however,  that  paragraphs  (a)(1)(i)  and
                  (a)(1)(ii) do not apply if the registration statement is on Form S-3, or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                  Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant or expenses incurred or paid by a director, officer or controlling person in successful defense of any action , suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on October 12, 1999.

                                     AMERICAN MOBILE
                                     SATELLITE CORPORATION



                                      By:  /s/Walter V. Purnell, Jr.
                                           -------------------------
                                           Walter V. Purnell, Jr.
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

Know all men by these presents, that each individual whose signature appears below constitutes and appoints Gary M. Parsons, Walter V. Purnell, Jr., and Randy S. Segal, and each of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a registration statement (the "Registration Statement") relating to a registration of shares of common stock on Form S-8 and to sign any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


Signature                       Title                              Date


/s/Walter V. Purnell, Jr.       President and                October 12, 1999
-------------------------
Walter V. Purnell, Jr.          Chief Executive Officer


/s/W. Bartlett Snell            Senior Vice President and    October 12, 1999
--------------------
W. Bartlett Snell               Chief Financial Officer
                                (principal financial and
                                accounting officer)

/s/Gary M. Parsons              Chairman of the              October 12, 1999
------------------
Gary M. Parsons                 Board of Directors


/s/Douglas I. Brandon           Director                     October 12, 1999
---------------------
Douglas I. Brandon


/s/Billy J. Parrott             Director                     October 12, 1999
-------------------
Billy J. Parrott

/s/Andrew A. Quartner           Director                     October 12, 1999
---------------------
Andrew A. Quartner

/s/Jack A. Shaw                 Director                     October 12, 1999
---------------
Jack A. Shaw